SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 28, 2003
(To Prospectus dated January 29, 2003)


                              CWABS MASTER TRUST
                       (for the Series 2003-C Subtrust)
                                    Issuer
                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer


         Revolving Home Equity Loan Asset Backed Notes, Series 2003-C
                              ------------------


--------------------------

The notes represent           The Notes
obligations of the CWABS
Ma ster Trust for the         o  This supplement relates to the offering of
Series 2003-C Subtrust           the notes of the series referenced above.
only and not of any other        This supplement does not contain complete
series trust of the CWABS        information about the offering of the notes.
Master Trust and do not          Additional information is contained in the
represent an interest in         prospectus supplement dated March 28, 2003,
or obligation of CWABS,          prepared in connection with the offering of
Inc., Countrywide Home           the notes of the series referenced above, as
Loans, Inc., or any of           supplemented by the supplement to the
their affiliates.                prospectus supplements dated February 29,
                                 2004 and March 15, 2004 and in the prospectus
This supplement may be           of the depositor dated January 29, 2003. You
used to offer and sell           are urged to read this supplement, the
the notes only if                prospectus supplement, the supplements
accompanied by the               described above and the prospectus in full.
prospectus supplement and
the prospectus.               o  As of June 15, 2004, the note principal
                                 balance of the notes was $321,856,786.
--------------------------

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 14, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of June 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 12,851 mortgage loans having an aggregate principal balance of approximately $324,106,655.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.

                                                           As of June 1, 2004
                                                          --------------------

Total Number of Mortgage Loans                                      12,851
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
     30-59 days................................................      0.13%
     60-89 days................................................      0.05%
     90 days or more (excluding pending foreclosures)..........      0.09%
                                                                     -----
     Total Delinquencies.......................................      0.27%
                                                                     =====
Foreclosures Pending...........................................      0.01%
                                                                     -----
Total Delinquencies and foreclosures pending...................      0.28%
                                                                     =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Othe r than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

     At March 31, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004, Countrywide provided servicing for approximately $22.33 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                      As of December 31, 2000                 As of December 31, 2001
                             ----------------------------------------------------------------------------
                                       Principal                             Principal
                                        Balance         Percentage            Balance        Percentage
                             -----------------------  -------------  ---------------------  -----------
Portfolio...........          $   3,748,790,561.82          --         $ 5,479,012,451.54        --
Delinquency
percentage
  30-59 Days........          $      14,580,950.53         0.39%       $   28,456,872.07        0.52%
  60-89 Days........                  4,626,810.83         0.12%            7,555,089.12        0.14%
  90+ Days..........                 10,660,110.74         0.28%           21,422,742.71        0.39%
                             -----------------------  -------------  ---------------------  -----------
     Total..........          $      29,867,872.10         0.80%       $   57,434,703.90        1.05%
Foreclosure Rate....          $       1,232,842.13         0.03%       $    3,142,409.33        0.06%
Bankruptcy Rate.....          $       9,192,831.89         0.25%       $   12,681,563.87        0.23%



                                        As of December 31, 2002                    As of December 31, 2003
                             ---------------------------------------------------------------------------------
                                      Principal                                  Principal
                                       Balance            Percentage              Balance           Percentage
                             -------------------------  -------------   ---------------------      -----------
Portfolio...........          $    10,640,766,181.58          --         $   18,965,891,972.70          --
Delinquency
percentage
  30-59 Days........          $        42,864,688.91         0.40%       $    61,283,288.31            0.32%
  60-89 Days........                   10,661,957.76         0.10%            15,962,355.26            0.08%
  90+ Days..........                   19,421,702.11         0.18%            37,736,971.30            0.20%
                             -------------------------  -------------   ---------------------      -----------
     Total..........          $        72,948,348.78         0.69%       $   114,982,614.87            0.61%
Foreclosure Rate....          $         6,603,778.76         0.06%       $     4,984,448.78            0.03%
Bankruptcy Rate.....          $        43,053,210.55         0.40%       $    41,137,908.75            0.22%



                                     As of March 31, 2004
                             --------------------------------------
                                    Principal
                                     Balance            Percentage
                             -----------------------  -------------
Portfolio...........          $ 22,333,207,662.00           --
Delinquency
percentage
  30-59 Days........          $     59,352,029.00          0.27%
  60-89 Days........                18,587,154.00          0.08%
  90+ Days..........                39,087,363.00          0.18%
                             -----------------------  -------------
     Total..........          $    117,026,546.00          0.52%
Foreclosure Rate....          $      9,562,068.00          0.04%
Bankruptcy Rate.....          $     48,076,090.00          0.22%

                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of June 15, 2004, the Note Principal Balance of the notes was $321,856,786. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The June 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

The Indenture Trustee

     JPMorgan Chase Bank, a New York banking corporation, has succeeded to the corporate trust business of Bank One, National Association and has thereby become the indenture trustee under the Indenture.

     JPMorgan Chase Bank will make information available to noteholders via its internet website at http://www.jpmorgan.com/sfr. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524- 9472.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC "). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New

York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect, for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                   RATINGS

     The notes are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                     CWABS 2003-C



Summary of Loans in Mortgage Pool
(As of Reference Date)
                                                                                              Range
                                                                                              -----

Aggregate Principal Balance                                          $324,106,655

Weighted Average Mortgage Rate                                              5.81%             2.25%    to       10.50%
Weighted Average Gross Margin                                               1.82%             -1.75%   to        6.50%
Weighted Average Average Maximum Mortgage Rate                             17.89%             12.50%   to       21.00%
Weighted Average Principal Balance                                        $25,220             $0       to     $639,829
Weighted Average Credit Limit                                             $38,040             $7,500   to     $640,000
Weighted Average Scheduled Remaining Term (months)                            280             71       to          286
Weighted Average Combined Loan-to-Value Ratio                              82.65%             3.99%    to      100.00%
Weighted Average Credit Limit Utilization Rate                             66.30%             0.00%    to      100.00%
Weighted Average Credit Score                                                 711             569      to          839
Weighted Average Second Mortgage Ratio                                     26.55%             2.42%    to      100.00%

                                                         CWABS 2003-C



Mortgage Loan Principal Balances

                                                                                                             Percentage of
Range of Mortgage Loan                          Number of             Aggregate Unpaid                           Aggregate
Principal Balances                              Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                              3,873                              $10,485,256                         3.24 %
$ 10,000.01 to $ 20,000                         3,115                              $47,554,603                        14.67
$ 20,000.01 to $ 30,000                         2,369                              $58,968,608                        18.19
$ 30,000.01 to $ 40,000                         1,321                              $45,937,031                        14.17
$ 40,000.01 to $ 50,000                           786                              $35,629,527                        10.99
$ 50,000.01 to $ 60,000                           390                              $21,472,093                         6.63
$ 60,000.01 to $ 70,000                           255                              $16,536,099                          5.1
$ 70,000.01 to $ 80,000                           186                              $13,953,368                         4.31
$ 80,000.01 to $ 90,000                           123                              $10,428,441                         3.22
$ 90,000.01 to $100,000                           136                              $13,117,276                         4.05
$100,000.01 to $125,000                            96                              $10,777,462                         3.33
$125,000.01 to $150,000                           101                              $14,251,742                          4.4
$150,000.01 to $175,000                            22                               $3,564,386                          1.1
$175,000.01 to $200,000                            22                               $4,220,775                          1.3
$200,000.01 to $225,000                            12                               $2,541,181                         0.78
$225,000.01 to $250,000                            10                               $2,333,574                         0.72
$250,000.01 to $275,000                             4                               $1,046,228                         0.32
$275,000.01 to $300,000                             6                               $1,756,248                         0.54
$300,000.01 to $325,000                             5                               $1,550,287                         0.48
$325,000.01 to $350,000                             3                               $1,029,456                         0.32
$350,000.01 to $375,000                             3                               $1,082,989                         0.33
$375,000.01 to $400,000                             5                               $1,978,483                         0.61
$400,000.01 to $425,000                             2                                 $836,601                         0.26
$425,000.01 to $450,000                             2                                 $895,000                         0.28
$450,000.01 to $475,000                             1                                 $459,507                         0.14
$475,000.01 to $500,000                             1                                 $488,273                         0.15
$550,000.01 to $575,000                             1                                 $572,330                         0.18
$625,000.01 to $650,000                             1                                 $639,829                          0.2
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------

                                                        CWABS 2003-C


Mortgage Loan Distribution by State

                                                                                                             Percentage of
                                                Number of             Aggregate Unpaid                           Aggregate
State                                           Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Alabama                                           195                               $3,499,111                         1.08 %
Alaska                                             47                                 $771,873                        0.24
Arizona                                           395                               $8,222,272                        2.54
California                                      2,455                              $81,756,390                       25.23
Colorado                                          504                              $14,767,872                        4.56
Connecticut                                       129                               $3,928,875                        1.21
Delaware                                           28                                 $733,952                        0.23
Washington, DC                                     18                                 $360,516                        0.11
Florida                                           864                              $20,321,057                        6.27
Georgia                                           496                              $15,180,935                        4.68
Hawaii                                            138                               $4,150,287                        1.28
Idaho                                             127                               $2,500,350                        0.77
Illinois                                          545                              $13,148,029                        4.06
Indiana                                           201                               $3,876,849                         1.2
Iowa                                               85                               $1,321,178                        0.41
Kansas                                            183                               $3,827,308                        1.18
Kentucky                                           98                               $2,594,757                         0.8
Louisiana                                         118                               $2,329,558                        0.72
Maine                                              39                                 $804,328                        0.25
Maryland                                          267                               $6,561,487                        2.02
Massachusetts                                     416                              $10,765,020                        3.32
Michigan                                          570                              $12,385,298                        3.82
Minnesota                                         125                               $2,541,291                        0.78
Mississippi                                        39                                 $735,552                        0.23
Missouri                                          222                               $3,444,018                        1.06
Montana                                            53                               $1,070,180                        0.33
Nebraska                                           40                                 $472,439                        0.15
Nevada                                            205                               $4,304,917                        1.33
New Hampshire                                      97                               $1,991,393                        0.61
New Jersey                                        448                              $11,487,898                        3.54
New Mexico                                        108                               $2,502,398                        0.77
New York                                          465                              $15,635,554                        4.82
North Carolina                                    297                               $6,175,193                        1.91
North Dakota                                        7                                  $66,752                        0.02
Ohio                                              492                               $9,023,507                        2.78
Oklahoma                                          118                               $2,238,292                        0.69
Oregon                                            192                               $4,013,637                        1.24
Pennsylvania                                      413                               $7,074,207                        2.18
Rhode Island                                       55                               $1,307,576                         0.4
South Carolina                                     98                               $2,264,644                         0.7
South Dakota                                       11                                 $152,538                        0.05
Tennessee                                         210                               $4,267,246                        1.32
Texas                                              38                                 $894,089                        0.28
Utah                                              166                               $4,716,903                        1.46
Vermont                                            15                                 $201,265                        0.06
Virginia                                          334                               $6,921,084                        2.14
Washington                                        384                               $9,916,668                        3.06
West Virginia                                      30                                 $628,222                        0.19
Wisconsin                                         239                               $5,369,003                        1.66
Wyoming                                            32                                 $882,887                        0.27
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------

                                                        CWABS 2003-C



Combined Loan-to-Value Ratios

                                                                                                             Percentage of
Range of                                        Number of             Aggregate Unpaid                           Aggregate
Combined Loan-to-Value Ratios (%)               Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
0 -10.00                                            5                                  $72,917                         0.02 %
10.01-20.00                                        36                                 $859,551                        0.27
20.01-30.00                                        85                               $2,259,715                         0.7
30.01-40.00                                       163                               $3,363,542                        1.04
40.01-50.00                                       342                               $8,610,855                        2.66
50.01-60.00                                       602                              $14,470,299                        4.46
60.01-70.00                                     1,419                              $36,929,183                       11.39
70.01-80.00                                     2,052                              $54,486,349                       16.81
80.01-90.00                                     5,212                             $116,874,836                       36.06
90.01-100.00                                    2,935                              $86,179,408                       26.59
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                            $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------


Mortgage Rates

                                                                                                             Percentage of
Range of                                        Number of             Aggregate Unpaid                           Aggregate
Mortgage Rates (%)                              Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
2.001 - 2.500                                       2                                 $90,871                         0.03 %
3.501 - 4.000                                   1,468                             $39,393,606                       12.15
4.001 - 4.500                                   1,807                             $48,306,756                        14.9
4.501 - 5.000                                     225                             $12,210,348                        3.77
5.001 - 5.500                                   1,030                             $23,408,272                        7.22
5.501 - 6.000                                   2,556                             $48,885,451                       15.08
6.001 - 6.500                                   2,740                             $71,334,682                       22.01
6.501 - 7.000                                   1,477                             $39,095,681                       12.06
7.001 - 7.500                                     983                             $27,344,618                        8.44
7.501 - 8.000                                     235                              $5,867,459                        1.81
8.001 - 8.500                                     209                              $5,026,752                        1.55
8.501 - 9.000                                     102                              $2,742,964                        0.85
9.001 - 9.500                                       9                                 $67,362                        0.02
9.501 - 10.000                                      2                                $103,052                        0.03
10.001 - 10.500                                     6                                $228,782                        0.07
---------------------------------------------------------------------------------------------------------------------------
                                               12,851                            $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------

                                                        CWABS 2003-C


Property Type

                                                                                                             Percentage of
                                                Number of             Aggregate Unpaid                           Aggregate
Description                                     Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                         9,892                             $244,420,613                        75.41 %
Planned Unit Development                        1,901                              $53,764,734                       16.59
Low Rise Condominum                               903                              $20,981,261                        6.47
2-4 Family Residence                              155                               $4,940,047                        1.52
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                            $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------


Lien Priority

                                                                                                             Percentage of
                                                Number of             Aggregate Unpaid                           Aggregate
Type of Lien                                    Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
1st Liens                                         231                              $18,590,748                         5.74 %
2nd Liens                                      12,620                             $305,515,907                       94.26
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------


Gross Margins

                                                                                                             Percentage of
Range of Gross                                  Number of             Aggregate Unpaid                           Aggregate
Margins (%)                                     Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
0.00 or Less                                        3                                 $143,837                         0.04 %
0.00                                            1,479                              $39,469,691                       12.18
0.001 - 0.250                                     282                               $9,526,071                        2.94
0.251 - 0.500                                   1,504                              $38,375,540                       11.84
0.501 - 0.750                                      95                               $4,948,075                        1.53
0.751 - 1.000                                     130                               $7,118,442                        2.20
1.001 - 1.250                                     698                              $18,668,856                        5.76
1.251 - 1.500                                     332                               $4,731,010                        1.46
1.501 - 1.750                                     275                               $7,090,246                        2.19
1.751 - 2.000                                   2,272                              $41,619,069                       12.84
2.001 - 2.250                                   1,186                              $26,869,792                        8.29
2.251 - 2.500                                   1,542                              $44,194,120                       13.64
2.501 - 2.750                                     188                               $7,518,184                        2.32
2.751 - 3.000                                   1,300                              $32,100,891                        9.90
3.001 - 3.250                                     185                               $3,936,978                        1.21
3.251 - 3.500                                     808                              $23,522,345                        7.26
3.501 - 3.750                                     184                               $4,292,460                        1.32
3.751 - 4.000                                      56                               $1,652,083                        0.51
4.001 - 4.250                                     117                               $2,615,356                        0.81
4.251 - 4.500                                      93                               $2,433,436                        0.75
4.501 - 4.750                                      74                               $2,037,061                        0.63
4.751 - 5.000                                      31                                 $843,916                        0.26
5.001 - 5.250                                       4                                  $53,399                        0.02
5.251 - 5.500                                       5                                  $13,963                        0.00
5.501 - 5.750                                       1                                  $59,450                        0.02
5.751 - 6.000                                       1                                  $43,602                        0.01
6.001 - 6.250                                       3                                 $106,243                        0.03
6.251 - 6.500                                       3                                 $122,539                        0.04
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------

                                                        CWABS 2003-C


Maximum Mortgage Rates

                                                                                                             Percentage of
Rate of Maximum                                 Number of             Aggregate Unpaid                           Aggregate
Mortgage Rates (%)                              Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
12.5                                               20                                 $328,422                         0.10 %
16                                                304                               $6,505,152                        2.01
17                                                902                              $21,215,146                        6.55
18                                             11,619                             $295,782,750                       91.26
21                                                  6                                 $275,185                        0.08
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------


Remaining Term to Maturity

                                                                                                             Percentage of
Range of Months                                 Number of             Aggregate Unpaid                           Aggregate
Remaining to Maturity                           Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
61 - 72                                             7                                  $87,469                         0.03 %
73 - 84                                            21                                 $173,851                        0.05
85 - 96                                             1                                       $0                        0.00
97 - 108                                           28                                 $596,329                        0.18
157 - 168                                         192                               $6,971,343                        2.15
205 - 216                                         200                               $3,282,804                        1.01
217 - 228                                         543                              $10,594,731                        3.27
265 - 276                                           1                                  $11,040                        0.00
277 - 288                                      11,858                             $302,389,087                       93.30
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------


Origination Year

                                                                                                             Percentage of
                                                Number of             Aggregate Unpaid                           Aggregate
Year of Origination                             Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
1997                                              772                              $14,138,855                         4.36 %
2001                                                1                                  $11,040                        0.00
2002                                                7                                 $157,733                        0.05
2003                                           12,071                             $309,799,027                       95.59
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------

                                                        CWABS 2003-C


Credit Limits

                                                                                                             Percentage of
                                                Number of             Aggregate Unpaid                           Aggregate
Range of Credit Limits                          Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                720                               $3,652,430                         1.13 %
$ 10,000.01 to $ 20,000                         3,684                              $38,929,966                       12.01
$ 20,000.01 to $ 30,000                         3,175                              $57,949,179                       17.88
$ 30,000.01 to $ 40,000                         1,680                              $43,297,778                       13.36
$ 40,000.01 to $ 50,000                         1,393                              $41,295,828                       12.74
$ 50,000.01 to $ 60,000                           494                              $20,896,297                        6.45
$ 60,000.01 to $ 70,000                           346                              $15,903,260                        4.91
$ 70,000.01 to $ 80,000                           301                              $14,378,512                        4.44
$ 80,000.01 to $ 90,000                           187                              $10,970,845                        3.38
$ 90,000.01 to $100,000                           338                              $19,079,573                        5.89
$100,000.01 to $125,000                           137                              $10,875,136                        3.36
$125,000.01 to $150,000                           195                              $16,973,664                        5.24
$150,000.01 to $175,000                            35                               $3,126,879                        0.96
$175,000.01 to $200,000                            51                               $5,332,442                        1.65
$200,000.01 to $225,000                            23                               $2,941,955                        0.91
$225,000.01 to $250,000                            18                               $2,227,721                        0.69
$250,000.01 to $275,000                            10                               $1,406,167                        0.43
$275,000.01 to $300,000                            20                               $3,152,085                        0.97
$300,000.01 to $325,000                             5                               $1,226,438                        0.38
$325,000.01 to $350,000                             4                               $1,248,862                        0.39
$350,000.01 to $375,000                             7                               $1,318,842                        0.41
$375,000.01 to $400,000                             6                               $2,282,552                         0.7
$400,000.01 to $425,000                             5                               $1,157,978                        0.36
$425,000.01 to $450,000                             4                               $1,068,560                        0.33
$450,000.01 to $475,000                             1                                 $142,556                        0.04
$475,000.01 to $500,000                            10                               $2,058,992                        0.64
$575,000.01 to $600,000                             1                                 $572,330                        0.18
$625,000.01 to $650,000                             1                                 $639,829                         0.2
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------


Credit Limit Utilization Rate

                                                                                                             Percentage of
Range of                                        Number of             Aggregate Unpaid                           Aggregate
Credit Utilization Rates                        Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
0.00%                                           2,209                                   $2,575                         0.00 %
0.01% - 10.00%                                    233                                 $637,697                        0.20
10.01% - 20.00%                                   279                               $2,058,377                        0.64
20.01% - 30.00%                                   316                               $3,940,737                        1.22
30.01% - 40.00%                                   343                               $5,138,374                        1.59
40.01% - 50.00%                                   381                               $7,840,909                        2.42
50.01% - 60.00%                                   454                              $10,279,970                        3.17
60.01% - 70.00%                                   494                              $12,060,774                        3.72
70.01% - 80.00%                                   637                              $17,421,687                        5.38
80.01% - 90.00%                                 1,073                              $31,117,419                        9.60
90.01% - 100.00%                                6,432                             $233,608,136                       72.08
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------

                                                        CWABS 2003-C



Credit Scores

                                                                                                             Percentage of
                                                Number of             Aggregate Unpaid                           Aggregate
Range of Credit Scores                          Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
720 or Greater                                  6,391                             $139,695,447                         43.1 %
680 - 719                                       3,473                              $95,905,920                       29.59
621 - 679                                       2,966                              $88,037,705                       27.16
620 or Less                                        21                                 $467,583                        0.14
---------------------------------------------------------------------------------------------------------------------------
Total                                          12,851                             $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------


Delinquency Status

                                                                                                             Percentage of
                                                Number of             Aggregate Unpaid                           Aggregate
Delinquency Status                              Mortgage Loans        Principal Balance                  Principal Balance
---------------------------------------------------------------------------------------------------------------------------
90+ DAYS                                        12,851                            $324,106,655                         100
---------------------------------------------------------------------------------------------------------------------------
Total                                           12,851                            $324,106,655                          100 %
---------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2

             ---------------------------------------------------------------------------------------------------------

                                                      Countywide Home Loans Inc.

                                         Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2003-C

             ---------------------------------------------------------------------------------------------------------

Distribution Date:      June 15, 2004


--------------------------------------------------------------------------------------------------------------
                               Original              Beginning

                                 Note                   Note              Principal            Interest

        Class              Principal Balance     Principal Balance      Distribution         Distribution
--------------------------------------------------------------------------------------------------------------
         Note                    450,000,000.00     $337,879,938.68       $16,023,152.77          $372,888.05


--------------------------------------------------------------------------------------------------------------
        TOTAL                   $450,000,000.00     $337,879,938.68       $16,023,152.77          $372,888.05
--------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------

                                                                            Ending

                                 Note            Investor Loss               Note

        Class            Distribution Amount         Amount           Principal Balance
-------------------------------------------------------------------------------------------
         Note                  $16,396,040.82               $0.00           $321,856,785.91


-------------------------------------------------------------------------------------------
        TOTAL                  $16,396,040.82               $0.00           $321,856,785.91
-------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                               AMOUNTS PER $1,000 UNIT
-----------------------------------------------------------------------------------------------------------------------------------

                               Beginning                                                                            Ending

                                 Note               Principal            Interest                Note                Note

   Class        CUSIP      Principal Balance      Distribution         Distribution      Distribution Amount   Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------


    Note     126671YH3           750.84430818       35.60700616          0.82864011           36.43564627           715.23730202



-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------
                 Rates
-----------------------------------------------


        Class                    Note
-----------------------------------------------
        Note                        1.370000%
-----------------------------------------------


Investor Certificate Rates based on a LIBOR of:                       1.10000%

             ---------------------------------------------------------------------------------------------------------

                                                      Countywide Home Loans Inc.

                                         Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2003-C

             ---------------------------------------------------------------------------------------------------------

Distribution Date:      June 15, 2004

                             Information pursuant to Section 4.04 of the
                          Sale and Servicing Agreement dated March 28, 2003


(i)                Investor Floating Allocation Percentage                                  99.33861%


(ii)               Investor Distribution Amount                                         16,396,040.82


(iii)              Note Interest                                                           372,888.05

                   Note Rate                                                               see page 1

                   Note Interest not payable,

                     due to insufficient Investor Interest Collections                           0.00


(iv)               Unpaid Investor Interest Shortfall                                            0.00

                   Per $1000 of Original Investor Principal Balance                         0.0000000


(v)                Remaining Unpaid Investor Interest Shortfall                                  0.00

                   Per $1000 of Original Investor Principal Balance                         0.0000000


(vi), (vii)        Principal Distributed

                   Investor Loss Amount paid as principal                                   19,666.80

                   Investor Loss Reduction Amounts paid as principal                             0.00

                   Accelerated Principal Distribution Amount                                   424.45

                   Scheduled Principal Collections Payment Amount                       16,003,061.52

                   Guaranteed Principal Distribution Amount                                      0.00
                                                                            ---------------------------

                   Total Principal Distributed                                          16,023,152.77


(viii)             Unreimbursed Investor Loss Reduction Amounts                                  0.00

                   Per $1000 of Original Investor Principal Balance                         0.0000000


(ix)               Basis Risk Carryforward Distributed                                           0.00


(x)                Basis Risk Carryforward Remaining                                             0.00


(xi)               Servicing Fee                                                           141,720.63

                   Accrued and Unpaid Servicing Fees from Prior Periods                          0.00


(xii)              Note Principal Balance (before distributions)                       337,879,938.68

                   Note Principal Balance (after distributions)                        321,856,785.91

                   Investor Certificate Principal Balance (after distributions)        321,856,785.91

                   Note Factor                                                              0.7152373


(xiii)             Asset Balance of Mortgage Loans                                     324,106,654.97



                                                                                                                             Page 2

             ---------------------------------------------------------------------------------------------------------

                                                      Countywide Home Loans Inc.

                                         Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2003-C

             ---------------------------------------------------------------------------------------------------------

Distribution Date:      June 15, 2004

(xiv)              Credit Enhancement Draw Amount                                              0.00


(xv)               Delinquency Information

                                                --------------------------------------------------------------------
                                                         Count             Balance         % of Group Bal
                                                --------------------------------------------------------------------

                         30-59 days                            34         1,576,903.18                0.486538%

                         60-89 days                            14           470,438.38                0.145149%

                       90 or more days                         24           740,696.41                0.228535%
                                                --------------------------------------------------------------------

                            Total                              72         2,788,037.97                0.860222%
                                                --------------------------------------------------------------------

                   *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

                                                --------------------------------------------------------------------
                                                         Count             Balance         % of Group Bal
                                                --------------------------------------------------------------------

                         Bankruptcy                          30     840,775.18            0.259413%
                                                --------------------------------------------------------------------

                   *Note: Bankruptcy Loans are also included in Delinquencies


(xvi)              Foreclosure and REO Information

                                                --------------------------------------------------------------------
                                                         Count             Balance         % of Group Bal
                                                --------------------------------------------------------------------

                         Foreclosure                            3            85,544.26                0.026394%

                             REO                                2            53,978.51                0.016655%
                                                --------------------------------------------------------------------

                            Total                               5           139,522.77                0.043048%
                                                --------------------------------------------------------------------


(xvii)             Optional Servicer Advances (Current Collection Period)                      0.00

                   Optional Servicer Advances (Outstanding)                                    0.00


(xviii)            Note Rate                                                               1.370000%


(xix)              Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06

                   Count                                                                          0

                   Principal Balance                                                           0.00


(xx)               Subordinated Transferor Collections                                 2,249,575.55


(xxi)              Overcollateralization Step-Down Amount                                      0.00


(xxii)             Available Transferor Subordinated Amount                            2,249,575.55

                   Required Transferor Subordinated Amount                             2,250,000.00

                   Interest Collections (non-Investor)                                     9,975.22

                   Transferor Principal Collections                                    4,748,525.14


(xxiii)            Mortgage Loans for which the Mortgage Loan File was not

                   delivered to the Indenture Trustee within 30 days of the        Number                                    0

                   Closing Date                                                    Balance                                0.00




                                                                                                                             Page 3

             ---------------------------------------------------------------------------------------------------------

                                                      Countywide Home Loans Inc.

                                         Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2003-C

             ---------------------------------------------------------------------------------------------------------

Distribution Date:      June 15, 2004


                                        Other information

Transferor Principal Balance (Beginning)                                             2,249,575.55

Transferor Principal Balance (Ending)                                                2,249,869.06

Investor Fixed Allocation Percentage                                                       99.50%




Mortgage Loans Payment Summary

Interest Received                                                                    1,649,945.41

Net Liquidation Proceeds (Allocable to Interest)                                             0.00

Insurance Proceeds (Allocable to Interest)                                                   0.00

Servicer Optional Advance (Allocable to Interest)                                            0.00

Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                                    0.00

Purchase Price (90+ Day Delinq) (Allocable to Interest)                                      0.00

Residual Advance                                                                             0.00
                                                                        ---------------------------

Total Interest                                                                       1,649,945.41

Investor Interest Collections                                                        1,498,249.56


Begining Balance                                                                   340,129,514.23

Principal Collections                                                               20,648,344.94

Net Liquidation Proceeds (Alloc. to Principal)                                               0.00

Insurance Proceeds (Alloc. to Principal)                                                     0.00

Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                                      0.00

Purchase Price (90+ Day Delinq) (Alloc. to Principal)                                        0.00

Loans Removed from the Trust by the Servicer per Sect. 2.06                                  0.00

Transfer Deposit Amount per Sect. 2.02 (a)                                                   0.00
                                                                        ---------------------------

Total Principal                                                                     20,648,344.94


Additional Balances                                                                  4,645,283.42

Ending Principal Balance                                                           324,106,654.97

Total Collections                                                                   22,156,569.72

Alternative Principal Payment                                                       16,003,061.52


Loans Average Daily Balance                                                        340,109,716.49


Weighted Average Loan Rate                                                                5.8253%

Weighted Average Net Loan Rate                                                            4.6853%

Maximum Rate                                                                              4.6211%


Excess Interest                                                                      1,065,850.93



                                                                                                                             Page 4

             ---------------------------------------------------------------------------------------------------------

                                                      Countywide Home Loans Inc.

                                         Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2003-C

             ---------------------------------------------------------------------------------------------------------

Distribution Date:      June 15, 2004

Loan Modification Summary                                       Current                Cumulative              % of Initial
                                                                -------                ----------              ------------

Loans with Senior Lien Balance Modification (CLTV<80%)              85,000.00            1,467,943.74                0.33%

Loans with Senior Lien Balance Modification (CLTV>80%)             461,372.01            4,312,013.86                0.97%

Loans with Credit Limit Modification                               561,558.00            4,903,678.00                1.11%

Loans with Gross Margin Modification                               102,838.09            2,963,400.91                0.67%


Credit Enhancer Information

Amount due to Credit Enhancer from Prepayment Shortfall                  0.00

FGIC Surety Bond in force?                                        YES

Credit Enhancement Draw Amount                                           0.00

Guaranteed Principal Payment Amount                                      0.00

Guaranteed Distribution                                            372,888.05

Credit Enhancement Premium                                          39,419.33


Beginning O/C Amount                                                     0.00

Ending O/C Amount                                                        0.00

Ending O/C Amount (% of Original Pool Balance)                        0.0000%

Has a Cumulative Loss Test Violation Occurred?                     NO

Liquidation Loss Amount (Current Period)                            19,797.74

Liquidation Loss Amount (Cumulative)                               142,537.12

Rolling Six Month Delinquency Rate                                    0.3181%

Spread Rate                                                           3.3153%

Excess Spread Rate                                                    3.3094%

Rolling three month Excess Spread Percentage                          3.3239%

Required Subordinated Percentage                                        0.50%

Balance used for Required Subordinated Amount               Initial Balance

Initial Subordinated Amount                                      (7,086,113.14)

Can Required Transferor Subordinated Amount be Reduced?            NO

Has a Rapid Amortization Event occurred?                           NO

Cause of Rapid Amortization Event.                                 NA

Has an Event of Servicing Termination occurred?                    NO

Cause of Event of Servicing Termination.                           NA



                                                                                                                             Page 5

-----------------------------------------------------------------------------------------------------------------------------------
                                                       RECONCILIATION REPORT

                                                                                      ISSUE DATE        :                 28-Mar-03
DEAL NAME:    COUNTRYWIDE HOME LOANS, INC.                                            DISTRIBUTION DATE:                  15-Jun-04
              Revolving Home Equity Loan Asset Backed Certificates, Series 2003-C     DETERMINATION DATE                  12-Jun-04
                                                                                      RUN DATE:                           09-May-04
                                                                                                                        03:37:43 PM



-----------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------

A. Cash Available for Distribution                                                        Total
                                                                                          -----
Net Collections Interest Collections - per Servicer Report                              $1,508,224.78

Principal Collections - per Servicer Report                                            $20,648,344.94

Residual Advance                                                                                $0.00

Cash Released from Additional Loan Account                                                      $0.00

Insured Payment                                                                                 $0.00
---------------------------                                                 ===========================

Total Deposit to Collection Account                                                    $22,156,569.72

-----------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------

A. Amounts Distributed:

Section 5.01


Premium to Credit Enhancer                                                                 $39,419.33

Fannie Mae Guarantee Fee                                                                        $0.00

Investor Certificate Interest and Unpaid Investor Certificate Interest                    $372,888.05

Unreimbursed Credit Enhancement Draw Amounts                                                    $0.00

Amounts owed Master Servicer per Sect. 3.08 and 7.03                                            $0.00

Basis Risk Carryforward                                                                         $0.00

Class A Investor Certificate Principal Distributed                                     $16,023,152.77

Transferor Interest Distributed                                                         $1,075,826.15

Transferor Principal Distributed                                                        $4,645,283.42
                                                                            ---------------------------



Total Distributions                                                                    $22,156,569.72



                                                                            ---------------------------
Difference (Remains in Collections Account)                                                     $0.00
                                                                            ===========================


Balance Reconciliation
----------------------

Loan Group Beginning Balance                                                          $340,129,514.23

Loan Group Ending Balance                                                             $324,106,654.97
                                                                            ---------------------------

Change in Balance                                                                      $16,022,859.26

Principal Collections                                                                  $20,648,344.94

Liquidation Loss Amount                                                                    $19,797.74

Additional Balances                                                                     $4,645,283.42
                                                                            ---------------------------

Balance Check                                                                                   $0.00
                                                                            ===========================






                                                                                                                             Page 6
